Exhibit 4.28.1

AMENDMENT AND WAIVER UNDER

FOURTH AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

                This Amendment and Waiver dated as of ________________, 2006 (the “Amendment”) to the Fourth Amended and Restated Investor Rights Agreement, dated as of August 30, 2005 (the “Investor Rights Agreement”), by and among Traffic.com, Inc., a Delaware Corporation (the “Company”), and the Series E Investors, the Series E-1 Investors, the Series F Investors and the Founders named on Exhibits A, B, C and D, respectively,  to the Investor Rights Agreement (collectively, the “Stockholders”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Investor Rights Agreement.

                WHEREAS, the Company and the Stockholders desire to amend the Investor Rights Agreement to effect certain changes thereto and the Stockholders desire to waive certain rights under the Investor Rights Agreement, both in connection with a proposed initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission on August 30, 2005 (the “IPO”).

                NOW, THEREFORE, the Company and the Stockholders hereby agree as follows:

1.               The definition of “Qualified Public Offering” in Section 1(j) of the Investor Rights Agreement is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof:

““Qualified Public Offering” means the consummation of the Company’s sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act.”

2.               The Stockholders hereby waive any and all rights pursuant to Section 17 of the Investor Rights Agreement with respect to the IPO.

3.               This Amendment shall become effective upon the execution hereof by the Holders of a majority of the Registrable Securities.

4.               This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

(SIGNATURE PAGE FOLLOWS)

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COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Fourth Amended and Restated Investor Rights Agreement as of the day and year first above written.

TRAFFIC.COM, INC.

By:
Robert N. Verratti
Chief Executive Officer

Address:	851 Duportail Road, Suite 220
Wayne, Pennsylvania 19087
Attention:	Chief Executive Officer
Telephone:	(610) 725-9700
Facsimile:	(610) 725-0847

[Signature Page to Amendment to Fourth Amended and Restated Investor Rights Agreement]

 COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned stockholder of the Company has executed this Amendment to the Fourth Amended and Restated Investor Rights Agreement as of the date set forth below.

Name
Title
Dated:	, 2006

[Signature Page to Amendment to Fourth Amended and Restated Investor Rights Agreement]